Securities Purchased Pursuant to rule 10F3
Morgan Grenfell Fuxed Income Fund for Fourth quarter 1999
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				Security Purchased			Comparison Security		Comparison Security

Issuer			E.I. Dupont de Nemours			Dow Chemical			Rohm & Haas

Underwriters		CS First Boston, Morgan Stanley 	Merrill Lynch & Co.		Salomon Smith Barney
				Dean Witter, Blaylock & Partners,
				Chase Securities, DB Securities,
				Goldman, JP Morgan, Salomon Smith
				Barney, Warburg Dillon Read,
				Williams Capital Group, Inc.

Years of continuous
operation, including
predecessors		> 3 years					> 3 years				> 3 years

Security 			DD 6.875%, 10/15/09			DOW 5.97%, 1/15/09		ROH 7.4%, 7/15/09

Is the affiliate a
manager or co-manager
of offering?		co-manager					no					no

Name of underwriter or
dealer from which
purchased			CS First Boston				n/a					n/a

Firm commitment
underwriting?		yes						Exchange offering for 		Exchange offering for
										outstanding bonds			outstanding bonds

Trade date/Date of
Offering			10/13/1999					2/5/1999				6/30/1999

Total dollar amount of
offering sold to QIBs	$-   	 					$-   					$500,000,000

Total dollar amount of
any concurrent public
offering			$1,000,000,000				$293,932,000 			$500,000,000

Total				$1,000,000,000 				$293,932,000 			$1,000,000,000

Public offering price	98.706 					Exchange offering for 		Exchange offering for
										outstanding bonds			outstanding bonds

Price paid if other
than public offering
price	 			same 						n/a					n/a

Underwriting spread or
commission			0.45%						Exchange offering for 		Exchange offering for
										outstanding bonds			outstanding bonds

Rating			Aa3/AA					A1/A					A3/A-

Current yield		7.06%						6.68%					7.50%

Total par value
purchased			$18,117,486.30				n/a					n/a

$ amount of purchase	$18,117,486.30 				n/a					n/a

% of offering purchased
by fund			1.84%						n/a					n/a

% of offering purchased
by associated funds	0.00%						n/a					n/a

Total (must be less
than 25%)			1.84%						n/a					n/a

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